Exhibit 23(b)


             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Humana Inc. on Form S-8 of our report, which includes an explanatory paragraph for the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective September 1, 1991, and the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993, dated January 31, 1994, on our audits of the consolidated financial statements and financial statement schedules of Humana Inc. as of December 31, 1993 and 1992, for the years ended December 31, 1993, December 31, 1992, August 31, 1992, and August 31, 1991, and the four months ended December 31, 1992, which report is included on page 16 of Humana Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 1994 (File No. 1-5975).




/s/COOPERS & LYBRAND
COOPERS & LYBRAND
Louisville, Kentucky
July 5, 1994